SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

                 Filed by the                                  [X]
                 Registrant

                 Filed by a                                    [ ]
                 Party other than the
                 Registrant

Check the appropriate box:

[  ]   Preliminary Proxy Statement

[  ]   Confidential, for Use of the
       Commission Only (as
       permitted by Rule 14a-6(e)(2))

[  ]   Definitive Proxy Statement

[  ]   Definitive Additional Materials

[ X ]  Soliciting Material under
       Rule 14a-12

  (Name of Registrant as
  Specified In Its Charter)

                             (IF YOU CHECKED "FILED BY
                             REGISTRANT ABOVE" DO NOT
                             FILL THIS IN: Name of
                             Person(s) Filing Proxy
                             Statement, if other than the
                             Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ]  Fee computed on table below
      per Exchange Act Rules
      14a-6(i)(1) and 0-11.

    (1)  Title of each class of
         securities to which
         transaction applies:

    (2)  Aggregate number of
         securities to which
         transaction applies:

    (3)  Per unit price or other
         underlying value of
         transaction
         computed pursuant to Exchange
         Act Rule 0-11:

    (4)  Proposed maximum aggregate
         value of transaction:

    (5)  Total Fee Paid:

[  ]  Fee paid previously with
      preliminary materials.

[  ]  Check box if any part of the
      fee is offset as provided by
      Exchange Act Rule 0-11(a)(2)
      and identify the filing for
      which the offsetting fee was
      paid previously.  Identify the
      previous filing by
      registration statement
      number, or the Form or
      Schedule and the date of
      its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or
       Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

April 26, 2000

FirstName, LastName, AutoMergeField1
Co
Address1
Address2
City, St Zip

Dear FirstName,

This letter is to inform you that on July 19, 2000 there will be a special meeting of shareholders of certain funds within the Variable Insurance Products Fund III (VIP III) trust. The funds include Growth Opportunities Portfolio, Mid Cap Portfolio, Growth & Income Portfolio, and Balanced Portfolio. The purpose of this meeting is to consider and act upon several proposals. These proposals include the election of a Board of Trustees, the ratification of independent accountants, the adoption of an amended and restated declaration of trust, amendment to management contracts, amendments to foreign sub-advisory agreements, modification to certain fundamental investment objectives, and the adoption of standardized investment limitations.

Prior to the meeting, a proxy of contract holders of record at the close of business on May 22, 2000 will be required. Although Fidelity will incur the costs of the printing and mailing of the proxy statements in addition to the tabulation of contract holder votes, your company will still need to be actively involved in the process. Please refer to your participation agreement for questions regarding your company's responsibilities.

We encourage you to utilize the services of Management Information Services Corporation (MIS) in Norwell, Massachusetts to handle the distribution of the proxy materials to, and the tabulation of votes from, your contract holders. MIS has been a Fidelity Investments mutual fund proxy solicitor since 1985 and is the nation's leading mailer and tabulator of variable product proxies as well. MIS is very knowledgeable in all areas of annuity proxy solicitation and will provide a turnkey service including all of the proportional voting of your separate account share positions to Fidelity.

We know that many of the insurance companies which have separate accounts invested in VIP III already have existing business relationships with MIS. If you currently use MIS to manage your proxies, please call Stephanie Camerlengo at 781-871-1660, ext. 143 at your earliest convenience to discuss the specifics of your portion of the VIP III proxy.

If you are not familiar with MIS, Stephanie will be pleased to provide you with a complete outline of their services and a cost estimate based on your needs. You will find MIS particularly helpful in assisting your data processing people with organizing and submitting your contract holder data in the proper format. Moreover, their ability to systematically prepare all of your proportional voting summaries will save you considerable time and effort. Should you have any qualms about sending your files to an outside service, MIS will prepare and sign a confidentiality agreement for your records.

Hopefully, you will consider using MIS for this process, however, if you have any additional questions or concerns, please do not hesitate to contact me (CAM PHONE.)

Sincerely,




CAM
TITLE

CONTRACTHOLDERS SHOULD READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT WILL BE AVAILABLE, WITHOUT CHARGE, FROM THE EDGAR DATABASE ON THE SEC'S WEBSITE ( HTTP://WWW.SEC.GOV) OR BY CONTACTING FIDELITY.